UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

GOLD LAKES CORP.
(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 Enterprise Parkway, Suite 340 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

(216) 916-9303

Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors

Gold Lakes Corp., a Nevada corporation formerly known as Siga Resources, Inc. and TNX Maverick Corp. (the “Company”) failed to properly report certain director and officer resignations in past years. As such the Company intends to rectify such missed disclosure as set forth below:

Effective September 14, 2010, Arun Kumar resigned from all positions as a director and officer of the Company. Mr. Kumar was appointed as an initial director of the Company on January 18, 2007, and was appointed as the initial Chief Executive Officer and President of the Company on January 19, 2007. To the knowledge of the Company, Mr. Kumar did not have any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Effective September 28, 2010, Rohit Singh resigned from all positions as a director and officer of the Company. Mr. Singh was appointed as an initial director of the Company on January 18, 2007, and was appointed as the initial Secretary, Treasurer and Chief Financial Officer of the Company on January 19, 2007. To the knowledge of the Company, Mr. Singh did not have any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Effective May 1, 2013, Richard Markle resigned from all positions as a director and officer of the Company. Mr. Markle was appointed as a director and the Secretary and Treasurer of the Company on November 7, 2012. To the knowledge of the Company, Mr. Markle did not have any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD LAKES CORP.

Date: October 17, 2017	By:	/s/ Christopher P. Vallos
Christopher P. Vallos, President

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